Exhibit 99.(a)(1)(K)

Election Form: Offer to Replace Eligible Underwater Options  Need Help? Phone: 1-408-720-6549 EMAIL:stockadmin@sst.com  Election Info  Silicon Storage Technology, Inc.  ELECTION FORM: OFFER TO REPLACE ELIGIBLE UNDERWATER OPTIONS  Name : REGULAR USEREmployee ID: ABC  Address : SAN JOSE CA 95110 UNITED STATES    This table lists all of your outstanding stock options including your Eligible 409A Options that have an exercise price that is greater than $ 4.00. You may elect to tender one or more of these option grants in the Offer to Replace. SST will only accept your tendered options if those options have an exercise price, on the Expiration Date, that is greater than the closing sales price of our common stock as reported on the NASDAQ Global Market on the Expiration Date. Make your election in the last column for each of your Eligible Underwater Options.  Original Grant Date Option Number  Exercise Price*  Number of Shares Currently Subject to Eligible Underwater Options  Number of Vested Shares Currently Subject to Options  Number of Unvested Shares Currently Subject to Options  Number of Shares Subject to New Options if this Award is Tendered  Replace Eligible Underwater Option?  Dec 10, 2003  1   $ 10.00   600   600   0   600    Yes    No   Dec 10, 2004  2   $ 10.00   550   550   0   550    Yes    No   Dec 10, 2005  3   $ 4.15   50   50   0   50    Yes    No     * This exercise price reflects the Adjusted Exercise Price for your Eligible 409A Options, as amended in accordance with your acceptance of the Offer to Amend on the previous screens.  RETURN TO PREVIOUS SCREEN  NEXT

Election Form: Offer to Replace Eligible Underwater Options

Need Help? Phone: 1-408-720-6549 Email:stockadmin@sst.com

Election Info

Silicon Storage Technology, Inc.

ELECTION FORM: OFFER TO REPLACE ELIGIBLE UNDERWATER OPTIONS

Name :	REGULAR USER	Employee ID:	ABC

Address :	SAN JOSE CA 95110 UNITED STATES

This table lists all of your outstanding stock options including your Eligible 409A Options that have an exercise price that is greater than $ 4.00. You may elect to tender one or more of these option grants in the Offer to Replace. SST will only accept your tendered options if those options have an exercise price, on the Expiration Date, that is greater than the closing sales price of our common stock as reported on the NASDAQ Global Market on the Expiration Date. Make your election in the last column for each of your Eligible Underwater Options.

Original Grant Date	Option Number	Exercise Price*	Number of Shares Currently Subject to Eligible Underwater Options	Number of Vested Shares Currently Subject to Options	Number of Unvested Shares Currently Subject to Options	Number of Shares Subject to New Options if this Award is Tendered	Replace Eligible Underwater Option?
Dec 10, 2003	1	$10.00	600	600	0	600	☒ Yes ☐ No
Dec 10, 2004	2	$10.00	550	550	0	550	☒ Yes ☐ No
Dec 10, 2005	3	$4.15	50	50	0	50	☒ Yes ☐ No

* This exercise price reflects the Adjusted Exercise Price for your Eligible 409A Options, as amended in accordance with your acceptance of the Offer to Amend on the previous screens.

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